AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------
                              SAATCHI & SAATCHI PLC
             (Exact name of registrant as specified in its charter)

     ENGLAND AND WALES                                       NOT APPLICABLE
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

    83/89 WHITFIELD STREET
    LONDON, ENGLAND
    (Address of Principal                                     W1A  4XA
    Executive Offices)                                        (Zip Code)
                                   ----------

                         SAATCHI & SAATCHI INTERNATIONAL
                              SHARESAVE SCHEME 1998
                            (Full title of the Plan)
                                   ----------


                            MICHAEL J. KOPCSAK, ESQ.
                                 GOULD & WILKIE
                             1 CHASE MANHATTAN PLAZA
                            NEW YORK, NEW YORK 10005
                     (Name and address of agent for service)
                     Telephone number, including area code,
                      of agent for service: (212) 820-0120

                        COPY TO: TIMOTHY B. GOODELL, ESQ.
                  WHITE & CASE LLP, 1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

============================= ================== ============================ =========================== =================
   TITLE OF EACH CLASS OF       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED<F1>        PRICE PER SHARE<F2>           AGGREGATE OFFERING      REGISTRATION FEE
                                                                                       PRICE<F2>
============================= ================== ============================ =========================== =================
ORDINARY SHARES OF 10P EACH
   ("ORDINARY SHARES")(3)          2,500,000                 $3.34                     $8,350,000             $2,321.30
============================= ================== ============================ =========================== =================

<F1> THE  INTERNATIONAL  SHARESAVE  SCHEME 1998 ("THE  PLAN")  AUTHORIZES  THE
     ISSUANCE OF AN ESTIMATED MAXIMUM AMOUNT OF 7,000,000 ORDINARY SHARES, OF WHICH 2,500,000 ORDINARY SHARES ARE BEING REGISTERED HEREUNDER.

<F2> IN ACCORDANCE WITH RULE 457(H),  THE MAXIMUM OFFERING PRICE PER SHARE HAS
     BEEN CALCULATED PURSUANT TO RULE 457(C).

<F3> THE  ORDINARY  SHARES  ARE  REPRESENTED  BY  AMERICAN  DEPOSITARY  SHARES
     ("ADSS"). EACH ADS REPRESENTS FIVE ORDINARY SHARES AND IS EVIDENCED BY AN AMERICAN DEPOSITARY RECEIPT.

                                  ------------

================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

     This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 2,500,000 Ordinary Shares of 10p each being offered under the International Sharesave Scheme 1998 (the "Plan") of Saatchi & Saatchi plc (the "Company").


     The contents of the Company's initial Form S-8 Registration Statement with respect to the Plan, File No. 333-64443, which was filed with the Securities and Exchange Commission on September 28, 1998, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.   EXHIBITS.

   Exhibit
   Number                               Description

       4.1 Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for fiscal year ended December 31,
               1997).

       4.2 Deposit Agreement, dated as of December 10, 1997, among the Registrant, The Bank of New York and holders of American Depositary Receipts ("ADRs"), including the form of ADR (incorporated by reference to the Registrant's Registration Statement on Form F-6, File No. 333-08018).

      23.1     Consent of KPMG.

      24 Powers of Attorney of certain officers and directors of the Registrant (included on signature pages of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on this 24th day of September, 1999.


                                            SAATCHI & SAATCHI plc



                                            By: /s/ William Cochrane
                                                ------------------------------
                                                Name:   William Cochrane
                                                Title:  Finance Director



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy Smyth and Fiona Evans, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on September 24, 1999.

   Signature                                    Title


/s/ Robert Seelert                Chairman of the Board of Directors
---------------------------
Robert Seelert


/s/ Wendy Smyth                   Director of Corporate Affairs
---------------------------
Wendy Smyth


/s/ David I. C. Weatherseed       Deputy Finance Director
---------------------------
David I. C. Weatherseed


/s/ William Cochrane              Finance Director
---------------------------
William Cochrane


/s/ Ian Irvine                    Director
---------------------------
Ian Irvine


/s/ Kenneth Olshan                Director
---------------------------
Kenneth Olshan


/s/ Kevin Roberts                 Director, Chief Executive Officer
---------------------------
Kevin Roberts


/s/ Sir Peter Walters             Director
---------------------------
Sir Peter Walters





/s/ Michael J. Kopcsak            Authorized Representative in the United States
---------------------------
Michael J. Kopcsak

                                  EXHIBIT INDEX

   Exhibit
   Number                               Description

       4.1 Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for fiscal year ended December 31,
               1997).

       4.2 Deposit Agreement, dated as of December 10, 1997, among the Registrant, The Bank of New York and holders of American Depositary Receipts ("ADRs"), including the form of ADR (incorporated by reference to the Registrant's Registration Statement on Form F-6, File No. 333-08018).

      23.1     Consent of KPMG.

       24 Powers of Attorney of certain officers and directors of the Registrant (included on signature pages of this Registration Statement).